                                                                Exhibit 23(a)


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 (Form S-3, No. 333-11631) and related Prospectus of Parkway Properties, Inc. for the registration of 1,140,000 shares of its common stock and to the incorporation by reference therein of our report dated March 25, 1996, with respect to the consolidated financial statements of The Parkway Company (Parkway Properties, Inc.'s predecessor) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

                                                        ERNST & YOUNG LLP

Jackson, Mississippi
October 22, 1996